Exhibit 99.1

NEWS RELEASE

CVR Energy Announces Proposed Offering of Common Stock

2026-11-03

SUGAR LAND, Texas—(BUSINESS WIRE)— CVR Energy, Inc. (the “Company” or “CVR Energy”) (NYSE: CVI) today announced the commencement of an underwritten public offering of $750 million of shares of its common stock (the “Offering”). The Company is offering $500 million of shares of its common stock and IEP Energy Holding LLC (the “Selling Stockholder”), an indirect subsidiary of Icahn Enterprises L.P., the Company’s controlling stockholder, is offering $250 million of shares of the Company’s common stock in the Offering. The Selling Stockholder expects to grant the underwriters a 30-day option to purchase up to an additional $112.5 million of shares of the Company’s common stock at the public offering price, less underwriting discounts and commissions. The Company will not receive any proceeds from any sale of shares by the Selling Stockholder. The proposed Offering is subject to market and other conditions, and there can be no assurance as to whether or when the Offering may be completed, or as to the actual size or terms of the Offering.

The Company intends to use the net proceeds it receives from the Offering, together with cash on hand and the net proceeds from other related financing transactions, to fund the previously announced acquisition of the St. Paul Park, Minnesota and Mandan, North Dakota refineries and related marketing business from certain subsidiaries of Marathon Petroleum Corporation and MPLX LP (the “Acquisition”), redeem the Company’s outstanding 5.750% Senior Notes due 2028 (the “2028 Notes”) and pay related fees and expenses. The Offering is not conditioned on the consummation of the Acquisition or the other financing transactions, and the Acquisition is not conditioned on the closing of the Offering. If the Acquisition is not consummated, the Company intends to use the net proceeds it receives from the Offering for general corporate purposes.

Barclays and Jefferies are acting as the joint book-running managers for the Offering.

The Offering is being conducted pursuant to the Company’s automatically effective shelf registration statement on Form S-3 (File No. 333-291199), filed with the Securities and Exchange Commission (the “SEC”) on October 31, 2025. The Offering is being made only by means of a preliminary prospectus supplement and the accompanying prospectus. A preliminary prospectus supplement relating to the Offering (including the accompanying prospectus) will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained, when available, from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-888-603-5847 or by e-mail at barclaysprospectus@broadridge.com; and Jefferies LLC, Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at 1-877-821-7388, or by email at Prospectus_Department@Jefferies.com.

Before investing in the Offering, you should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus, which provide more information about the Company and the Offering.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities or any other securities, nor shall there be any sale of these securities or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This news release does not constitute a notice of redemption or an offer to purchase or redeem, or a solicitation of an offer to sell, the 2028 Notes.

Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding the proposed Offering, including its expected timing, terms, size and completion, the intended use of the net proceeds to the Company therefrom, the consummation of the Acquisition, the intended redemption of the 2028 Notes and other aspects of the Offering. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” “upcoming,” “before,” “future,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements. These factors and risks include, but are not limited to, market conditions affecting the Offering and the other financing transactions; the risk that the Acquisition, the Offering or the other financing transactions may not be consummated on the anticipated terms or within the anticipated timeframe, or at all; the risk that we may fail to realize the expected benefits of the Acquisition; and risks related to the integration of the acquired business or business disruptions that could result from the Acquisition. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in the prospectus supplement relating to the Offering, our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission filings. These and other risks may cause our actual performance or achievements to differ materially from any future performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.

Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and marketing businesses, as well as in the nitrogen fertilizer manufacturing business through its interest in CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own approximately 37 percent of the common units of CVR Partners, LP.

For further information, please contact:

Investor Relations

Richard Roberts

(281) 207-3205

InvestorRelations@CVREnergy.com